EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Board of Directors of
Ryder System, Inc.:
      We consent to the incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc., of our report dated February 15, 2006, with respect to the consolidated balance sheet of Ryder System, Inc. and subsidiaries as of December 31, 2005, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2005, and the related consolidated financial statement schedule, in so far as the information in the schedule pertains to the two-year period ended December 31, 2005, which report appears in the December 31, 2006 annual report on Form 10-K of Ryder System, Inc., and refers to a change in method of accounting for conditional asset retirement obligations in 2005.
      Form S-3:

•	Registration Statement No. 333-128661 covering $800,000,000 aggregate amount of securities.
      Form S-8:

•	Registration Statement No. 1-4364 covering the Ryder System Profit Incentive Stock Plan.

•	Registration Statement No. 33-69660 covering the Ryder System, Inc. 1980 Stock Incentive Plan.

•	Registration Statement No. 33-62013 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-19515 covering the Ryder System, Inc. 1997 Deferred Compensation Plan.

•	Registration Statement No. 333-26653 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-57595 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69626 covering the Ryder System, Inc. 1995 Stock Incentive Plan.

•	Registration Statement No. 333-69628 covering the Ryder System, Inc. Directors Stock Plan.

•	Registration Statement No. 333-108364 covering the Ryder System, Inc. Board of Directors Stock Award Plan.

•	Registration Statement No. 333-124828 covering the Ryder System, Inc. 2005 Equity Compensation Plan and the Ryder System, Inc. Stock Purchase Plan for Employees.

•	Registration Statement No. 333-134113 covering the Ryder System, Inc. 401(k) Savings Plan.
/s/ KPMG LLP
February 14, 2007
Miami, Florida
Certified Public Accountants